Exhibit 20.1
                                                             ------------


                        CHASE MANHATTAN AUTO GRANTOR TRUST
                                 SERIES 1996-B
                        STATEMENT TO CERTIFICATEHOLDERS


               PERIOD:   7               PAGE      # 1
        DETERMINATION:   10-Apr-97       Beginning     3/1/97
        DISTRIBUTION:    15-Apr-97       Ending        3/31/97


                        CLASS  A  6.61%   ASSET BACKED CERTIFICATES
                        CLASS  B  6.76%   ASSET BACKED CERTIFICATES


              ORIG PRINCIPAL        BEG PRINCIPAL    PRINCIPAL         INTEREST          TOTAL              END PRINCIPAL
CLASS         BALANCE               BALANCE          DISTRIBUTION      DISTRIBUTION      DISTRIBUTION       BALANCE
A            $1,478,422,107.71   $1,234,586,864.98   $42,431,867.73     $6,800,515.98     $49,232,383.71    $1,192,154,997.25

B               $45,725,000.00      $38,183,604.06    $1,312,343.17       $215,100.97      $1,527,444.14       $36,871,260.89

CERTIFICATE
TOTALS       $1,524,147,107.71   $1,272,770,469.04   $43,744,210.90     $7,015,616.95     $50,759,827.85    $1,229,026,258.14


                            FACTOR   INFORMATION   PER   $1,000

                 PRINCIPAL           INTEREST             END PRINCIPAL
CLASS            DISTRIBUTION        DISTRIBUTION         BALANCE

 A               28.70078005          4.59984733          806.36983919
 B               28.70078005          4.70423116          806.36983909
Certficate
Totals           28.70078005          4.60297888          806.36983919



IF THERE ARE ANY QUESTIONS OR COMMENTS,
PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

          KIM COSTA
          THE CHASE MANHATTAN BANK - ASPG
          450 WEST 33RD STREET, 10TH FLOOR
          NEW YORK, NEW YORK 10001
          (212) 946-3247

@ CHASE MANHATTAN BANKING CORPORATION

                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                 SERIES 1996-B
                        STATEMENT TO CERTIFICATEHOLDERS


       PERIOD: 7                      PAGE  # 2
DETERMINATION:   10-Apr-97            Beginning      3/1/97
DISTRIBUTION:    15-Apr-97            Ending         3/31/97



                                                                     per $1000
                                                                     ---------

Section 5.8(iii)  Servicing Fee                    $1,060,642.06   .6958921827


   Class         Principal          Interest        Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
    A       $42,431,867.73      $6,800,515.98    $49,232,383.71     28.70078005           4.59984733            33.30062738
    B        $1,312,343.17        $215,100.97     $1,527,444.14     28.70078005           4.70423116            33.40501121

   Total    $43,744,210.90      $7,015,616.95    $50,759,827.85     28.70078005           4.60297888            33.303758931



Section 5.8 (v)     Pool Balance at the end of
                    the Collection Period        $1,229,026,258.14

Section 5.8 (vi)    Aggregate Net Losses for
                    Collection Period                  $475,020.44

Section 5.8 (vii)   Carryover Shortfall for
                    Collection Period
                            Class A Interest                 0.00
                            Class B Interest                 0.00
                            Class A Principal                0.00
                            Class B Principal                0.00
                              TOTAL                          0.00

Section 5.8 (viii) Reserve Account Balance
                   after Disbursement              $42,757,955.96


Section 5.8 (ix)   Special Reserve Account
                   Balance                         $39,943,353.39


Section 5.8 (x)    Repurchase Amounts for
                   Repurchased Receivables
                            Seller                          $0.00
                            Servicer                        $0.00
                             TOTAL                          $0.00


Section 5.8 (xi)   Advance Summary for Collection
                   Period
                        Unreimbursed Advances for Period    $0.00
                        Unreimbursed Advances for
                          Previous Period                   $0.00
                        Change from Previous Period         $0.00

                        Reimbursed Advance from
                          Collections               $1,286,319.52
                        Reimbursed Advance from
                          Liquidation Proceeds              $0.00
                        Reimbursed Advance from
                          Reserve Account Withdrawals       $0.00